Exhibit 10.1

LICENSE AGREEMENT
THIS LICENSE AGREEMENT (“Agreement”) is made effective April 3, 2018 by and between Rego Payment Architectures, Inc., a Delaware corporation (hereinafter “Licensor” or “Rego”), and Zoom Payment Solutions Inc., a Delaware corporation (“Licensee”).

WHEREAS, Licensor owns the Licensed Technology, as such term is defined in Section 1 (c) below;

WHEREAS, Crowd Cart, Inc., a Delaware corporation (“Crowd Cart”), owns technology and intellectual property relating to blockchain and cryptocurrencies (“Crowd Cart Technology”);

WHEREAS, Licensee is owned 78% by Licensor, 15% by Crowd Cart and 7% by the Shemin Investment Group LLC;

WHEREAS, Licensee desires to license the Licensed Technology from Licensor, which Licensee will integrate with the Crowd Cart Technology in order to develop a combined technology for use in payment solutions, including mobile payment applications, blockchain solutions, and cryptocurrency products and services (“Zoom Payment Technology”);

WHEREAS, Crowd Cart will enter into a license agreement with Licensee on even date herewith, pursuant to which Crowd Cart will license the Crowd Cart Technology to Licensee for use in the development of the Zoom Payment Technology;

WHEREAS, the Zoom Payment Technology will be licensed by Licensee to its operating subsidiary, Zoom Payment Solutions USA, Inc. (“Operating Subsidiary”) for the purpose of conducting the Zoom Business, as such term is defined in Section 4 below;

WHEREAS, in furtherance of the foregoing, Licensor desires to licensee the Licensed Technology to Licensee under the terms and conditions set forth below.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree that the above background provisions are a part of this Agreement and further agree as follows:

1.	Definitions.

(a) “Confidential Information” means any data or information concerning Licensor, not made available to the general public, oral or written, which Licensee may receive during the Term (as defined in Section 5 below). Confidential Information includes any data or information that relates to Licensor’s past, present, or future research, development or business activities, including any unannounced product(s) and service(s), and including any information relating to services, developments, inventions, processes, plans, financial information, customer and supplier lists, forecasts, and projections, inventions, know-how, trade secrets and other proprietary Licensor information, including, without limitation, any source code, object code, and trade secrets relating to the Licensed Technology and any updates, upgrades or enhancements thereto.(b) “Intellectual Property Rights” means all rights in intellectual property, including the following rights protected, created, or arising under the laws of the United States of America or any other jurisdiction: (i) all trademarks, service marks, trade names, services names, brand names, trade dress rights, logos, corporate names, trade styles, logos, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals, and extensions thereof; (ii) all copyrights and all mask works, databases, and design rights, whether or not registered or published, all registration and recordations thereof, and all applications in connection therewith, along with all reversions, extensions, and renewals thereof; (iii) all trade secrets; and (iv) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations, and extensions thereof.(c) “Licensed Technology” means the information, technology, creative expression, and know-how embodied in the technology and intellectual property described in Schedule “A”. Licensed Technology also includes all enhancements, modifications, additions, translations, compilations, or other technology delivered to Licensee by Licensor hereunder or under any support agreement entered into in connection with this Agreement.

2.	Grant and Acceptance of License.

(a) Non-Exclusive. During the Term and subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee accepts from Licensor, a non-exclusive, worldwide limited license to reproduce, modify, display, create derivative works of, use and otherwise exploit the Licensed Technology solely for the purpose of developing the Zoom Payment Technology. Once developed, Licensee will license the Zoom Payment Technology to the Operating Subsidiary pursuant to a licensing agreement approved in writing by Licensor solely for use in conducting the Zoom Business (“Zoom Payment Technology License”).

(b) Restriction on Licensing. The Licensed Technology is licensed only to the Licensee, for the purpose described in subparagraph (a) above and may not be used for any other purpose, including the transfer or sublicensing thereof, without Licensor’s prior written consent. The parties agree that Licensee may license the Zoom Payment Technology (which technology will encompass in whole or in part the Licensed Technology) to the Operating Subsidiary for the purpose of conducting the Zoom Business, pursuant to such terms and conditions as set forth in the Zoom Payment Technology License, which must be approved in writing by Licensor.

3. Licensed Technology Restrictions. The license granted under this Agreement with respect to the Licensed Technology is subject to the following restrictions:

(a) Source Code. To the extent that any Licensed Technology is provided in source code format, Licensee shall maintain the source code versions of the Licensed Technology, and any source code derivatives thereof, under password control protection and shall not disclose such source code versions of the Licensed Technology or any source code derivatives or documentation thereof to any third parties.

(b) No Reverse Engineering. Licensee agrees that without the prior written approval of Licensor and subject to such terms and conditions imposed by Licensor, Licensee will not, nor permit any person or entity to: (i) decompile, “unlock,” reverse-engineer, disassemble, or otherwise translate the object code versions of the Licensed Technology to human-perceivable form; (ii) otherwise discover or replicate the source code from which such object code may be generated; or (iii) except as expressly set forth in this Agreement, modify or make derivative works of the Licensed Technology. Licensee shall preserve and shall not otherwise obscure or permit deletion or alteration of any copyright notice or proprietary notices required by Licensor on any copies of the Licensed Technology.

4. Licensor’s Covenant Against Competition. Licensor hereby agrees that during the Term, Licensor shall not, directly or indirectly, own any interest in, manage, control, participate in (whether as a partner, shareholder, equity holder, member, or otherwise), render services for, license or sublicense the Licensed Technology, or in any other manner engage, directly or indirectly, in any Competitive Business. The term “Competitive Business” means any business which is in competition with the Zoom Business. The term “Zoom Business” means the business which will be conducted by the Operating Subsidiary and which is described as follows:

payment, blockchain and cryptocurrency solutions, including mobile payments, currency and token development, exchanges including ATMs, and cryptocurrency mining. The Zoom Business focuses on the retail sector and provides solutions that drive efficiency, intelligence and improve the consumer experience. Licensor reserves the right to utilize the Licensed Technology, directly or indirectly, on its own behalf or in conjunction with others for any business or purpose which is not a Competitive Business including, without limitation, the right to enter into any license or sublicense arrangement with any third party which is not a Competitive Business. The restrictions contained in this Section 4 shall terminate immediately upon the expiration of the Term.

5. Term; Termination.

(a) Term. The term of this Agreement shall commence on the Effective Date, and shall continue until the last day of the calendar month in which the one (1) year anniversary of the term falls (“Initial Term”). Thereafter, this Agreement will automatically renew for additional successive one (1) year terms unless either party notifies the other party in writing at least thirty (30) days prior to the expiration of such Term (“Renewal Term”). Notwithstanding the foregoing, the term of this Agreement shall terminate as provided for in subparagraphs (b) and (c) below. All references to the “Term” shall include the Initial Term and any Renewal Terms
.
(b)
Termination for Uncured Material Breach. Licensor may terminate this Agreement if Licensee fails to cure any material breach of this Agreement by Licensee within 4 thirty (30) days of receiving written notice of the material breach from Licensor. In the event that Licensee fails to cure such a material breach within the thirty (30) day period, Licensor may immediately terminate this Agreement upon written notice to Licensee. For the purpose of this subsection 5(b), the term “cure” or “remedy” would include any other mutually agreed upon corrective action in lieu of termination. The rights granted to Licensee under this Agreement, including all license rights, will continue in full force and effect during any cure period specified in this subsection 5(b).

(c)
Other Events of Termination. Notwithstanding subsections 5(a) and 5(b) above, Licensor may immediately terminate this Agreement upon the occurrence of any of the following events: (i) breach of the confidentiality provisions of Section 10 below; (ii) use of the Licensed Technology outside the scope of the license granted hereunder; (iii) all or a substantial part of the assets of Licensee are being sold or otherwise transferred to any person; (iv) Licensee is being merged or consolidated with any other person; (v) a receiver, trustee, or liquidator of Licensee is appointed for any of its properties or assets; (vi) Licensee admits in writing its inability to pay its debts as they mature; (vii) Licensee makes a general assignment for the benefit of creditors; (viii) Licensee is adjudicated as bankrupt or insolvent; (ix) a petition for the reorganization of Licensee or an arrangement with its creditors, or readjustment of its debts, or its dissolution or liquidation is filed under any law or statute; or (x) Licensee fails to timely pay the Licensing Fees.

(c)
Effects of Termination. Upon termination of this Agreement, all rights and benefits granted to Licensee hereunder, including the license of the Licensed Technology, will immediately terminate and the Licensed Technology shall revert to Licensor and all of Licensor’s obligations hereunder shall cease. Notwithstanding the termination of the license of the Licensed Technology, the Zoom Payment Technology License between the Licensee and the Operating Subsidiary shall continue in full force and effect pursuant to the terms and conditions thereof unless Licensor elects in writing to have Licensee terminate the Zoom Payment Technology License. Licensor may elect to have such license terminated at any time within one hundred twenty (120) days of the termination of the license granted under this Agreement. If Licensor does not elect to have the Zoom Payment Technology License terminated, then such licensing agreement shall continue in force and effect pursuant to the terms thereof and Licensor hereby agrees and consents to the continued use of any portion or all of the Licensed Technology that may be embodied in the Zoom Payment Technology. Upon termination of this Agreement, Licensor shall have no obligation to refund any amounts paid to it pursuant to Section 6. (e) Survival. The provisions regarding the ownership of the Licensed Technology and confidentiality shall survive the expiration and termination of this Agreement. Provisions of the Sections which, by their nature, would continue beyond termination of this Agreement shall also survive. Payments which accrue or are due before the termination of this Agreement shall survive termination of this Agreement.

6. Licensing Fees. In consideration of the license granted herein, Licensee shall pay to Licensor the licensing fees set forth on the attached Schedule “B”.

7. Ownership; No Implied Licenses. Licensee acknowledges and agrees that: (i) Licensor owns the Licensed Technology, (ii) Licensor retains ownership of all of its Intellectual Property Rights in the Licensed Technology, and (iii) Licensee has no right, title, or interest in or to the Licensed Technology, except as expressly granted hereunder. The parties understand and agree that no license or other right is granted herein to either party, directly or by implication, estoppel, or otherwise, with respect to any of Licensor’s Intellectual Property Rights, except as specifically provided for in this Agreement, and that no additional licenses or other right shall arise from consummation of this Agreement or from any acts, statements, or dealings leading to such consummation. Licensor reserves all rights not specifically granted to Licensee hereunder. Licensee shall at its sole cost and expense, defend, indemnify and hold Licensor harmless with respect to any claims, costs, expenses (including reasonable attorney’s fees), liabilities and damages resulting from, arising from or related to any breach or threatened by Licensee under this Section.

8. Infringement. In the event that Licensee learns of any infringement, imitation, or any use of property similar to the Licensed Technology, Licensee shall promptly notify Licensor thereof and shall cooperate with any action Licensor deems advisable for the protection of the Licensed Technology.

9. Warranty Disclaimer. LICENSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED TECHNOLOGY, ITS QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. ALL LICENSED TECHNOLOGY PROVIDED HEREUNDER IS “AS IS” AND LICENSOR MAKES NO WARRANTY THAT THE LICENSED TECHNOLOGY IS FREE FROM CLAIMS OF INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, OR OTHER PROPRIETARY RIGHTS OF OTHERS. THERE ARE NO WARRANTIES, EITHER EXPRESS OR IMPLIED AND ANY AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED AND NEGATED. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY LICENSOR OR ITS EMPLOYEES SHALL CREATE OR MAKE ANY MODIFICATION, EXTENSION OR ADDITION TO THIS WARRANTY. IN NO EVENT WHATSOEVER SHALL LICENSOR BE LIABLE TO THE LICENSEE OR TO THIRD PARTIES FOR ANY DAMAGES CAUSED, IN WHOLE OR IN PART, BY THE USE OF THE LICENSED TECHNOLOGY OR FOR ANY LOST REVENUES, LOST PROFITS, LOST SAVINGS OR OTHER DIRECT OR INDIRECT, INCIDENTIAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY LICENSEE OR ANY THIRD PARTY, EVEN IF LICENSOR IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR CLAIMS. LICENSOR’S LIABILITY ARISING FROM OR RELATED TO THIS AGREEMENT SHALL NOT UNDER ANY CIRCUMSTANCES EXCEED AN AMOUNT EQUAL TO THE LICENSE FEES PAID UNDER SECTION 6 ABOVE.

10. Confidentiality. Licensee acknowledges that the Confidential Information is a valuable asset of Licensor. Except by written permission by Licensor, Licensee agrees to hold all such Confidential Information in confidence for Licensor. Licensee, its shareholders, officers, directors, employees, agents and representatives shall not disclose or cause to be disclosed to any third party any part or all of the Confidential Information. Licensee may disclose Confidential Information to employees of Licensee to whom such disclosure is necessary, for which rights are granted hereunder. Licensee shall appropriately notify all employees to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by them. Licensee shall be responsible for any non-compliance or breach of this Agreement by its employees.

11. Governing Law. This Agreement shall be governed by, and construed and enforced solely in accordance with, the laws of the State of Delaware. Any suit, action, or proceeding concerning any disputes, controversies, or claims arising out of or relating to the Licensed Technology or this Agreement shall be instituted in any applicable court in the State of Delaware and Licensee irrevocably submits to the jurisdiction of such court for such purposes and shall accept service of process via certified mail.

12. Assignment and Delegation. This Agreement shall not be assignable by Licensee without Licensor’s prior written authorization, which authorization may be withheld without cause or reason in Licensor’s sole discretion, and Licensee shall not assign, subcontract, or otherwise delegate its rights or responsibilities hereunder without such authorization. Licensor may, in its sole discretion, assign, subcontract, or otherwise delegate its rights and responsibilities hereunder. This Agreement shall be binding upon, and inure to the benefit of, each party and its successors and permitted assigns.

13. Indemnification by Licensee. Licensee shall indemnify, defend and hold harmless Licensor and its employees, officers, directors and agents (each, a “Licensor Indemnified Party”) from and against any and all liability, loss, damage, cost and expense (including reasonable attorneys’ fees) (collectively “Liabilities”) which a Licensor Indemnified Party may incur, suffer or be required to pay resulting from, or arising in connection with: (i) the breach by Licensee of any covenant, representation or warranty contained in this Agreement, including any breach the confidentiality provisions under Section 10; or (ii) any Liabilities arising from the license granted hereunder, including, without limitation, any Liabilities arising from the use or transfer of Licensed Technology, or relating to the Licensor’s Intellectual Property Rights, including, without limitation, any claims for infringement.

14. Injunctive Relief. Notwithstanding anything to the contrary in this Agreement, Licensee acknowledges and agrees that its use of the Licensed Technology outside the scope of the license granted hereunder or otherwise in violation of this Agreement may cause significant injury to Licensor, the extent of which may be difficult to ascertain and for which there may be no adequate remedy at law, and, accordingly, such use is rebuttably presumed to cause irreparable harm to Licensor. Accordingly, Licensee agrees that Licensor, in addition to any other available remedies, shall have the right to seek (and to use such presumption in seeking) an immediate injunction and other equitable relief enjoining any such use in violation of this Agreement.

15. Waiver. No waiver by either party of any term or provision of this Agreement shall be deemed to constitute a waiver of any other term or provision of this Agreement. No waiver of any term or provision of this Agreement shall be deemed to constitute a continuing waiver thereof unless otherwise expressly provided herein.

16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

17. Authority. Each party executing this Agreement represents and warrants to the other that it has full right, power, capacity, and authority to execute, deliver, and perform its obligations hereunder.

18. Integration. This Agreement sets forth the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, understandings, representations, and warranties between the parties, and may not be amended except by written instrument executed by the duly authorized officers of the parties hereto.

19. Relationship of Parties. Nothing in this Agreement shall be construed as creating an employer-employee relationship between Licensor or Licensee, nor any agency, joint venture or partnership relationship between the parties hereto. Neither party shall have the right to bind the other to any obligation, nor have the right to incur any liability on behalf of the other.

20. Counterparts. This License Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

21. Non-Solicitation. During the Term hereof and for one (1) year thereafter, Licensee shall not, directly or indirectly hire or solicit any employee of Licensor or anyone who was an employee, consultant or independent contractor of Licensor at any time within the six (6) month period immediately prior thereto or encourage any employee, consultant, independent contractor of Licensor to terminate such employment, or agency or other relationship. Notwithstanding the foregoing, any employee, consultant or independent contractor of Licensee who was an employee, consultant or independent contractor of Licensor prior to the commencement of this Agreement, may return to work for Licensor at any time.

22. Use of Trademarks. Licensee may use the Licensor’s Trademarks in conjunction with the use of the Licensed Technology, subject to Licensor’s prior written consent. Licensor’s Trademarks can be used only by the Licensee and may not be used by any third party without Licensor’s prior written consent. “Licensor’s Trademarks” shall include, but are not limited to, (i) the United States Patent and Trademark Office (“USPTO”) registrations for Oink, Oink (stylized), PiggyPick, Virtual Piggy, Virtual Piggy and design (horizontal), the PIG design, Parent Match, Quickconnect, Virtual Piggy Youth Empowered Parent Approved and Design, Youth Empowered. Parent Approved, and Oink.com; (ii) the European Community registrations for Virtual Piggy, Virtual Piggy and Design, Virtual Piggy Youth Empowered Parent Approved and Design, PiggyPick, Wishlist Wednesday, the PIG design, and the PIG design (alternative); and (iii) the Canadian Intellectual Property Office registration for VP Authenticate.

23. Enforcement. If, at the time of enforcement of the covenants contained in this Agreement a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained  herein to cover the maximum period, scope and area permitted by law. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, reasonable attorneys’ fees.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

Rego Payment Architectures, Inc.
By:
David Knight, CEO

Zoom Payment Solutions Inc.
By:
David Knight, Chief Executive Officer

LICENSE AGREEMENT
BY AND BETWEEN
REGO PAYMENT ARCHITECTURES, INC.
AND ZOOM PAYMENT SOLUTIONS INC.
DATED APRIL 3, 2018

SCHEDULE A
LICENSED TECHNOLOGY
I. Background
Rego owns certain payment system technologies, including, but not limited to, an online security mobile payment platform, known as “OINK”, designed for the under 18 age group in the global market, which enables online businesses to function in a manner consistent with the Children’s Online Privacy Protection Act and similar international children’s privacy laws. Rego has four issued patents with the USPTO entitled “System and Method for Verifying the Age of an Internet User,” “System and Method for Virtual Piggy Bank Wish-List”, “Parent Match” and “System and Method for Virtual Piggy Bank.” In addition, REGO has filed for additional provisional and non-provisional U.S. patent application, as well as twelve nonprovisional U.S. patent applications, three of which are pending, four of which have been allowed, and five of which have been abandoned. REGO has also been granted two patents, entitled “Virtual Piggy Bank” and “Parent Match,” in each of Germany, Canada, and Australia. The Company also has patents pending in the Republic of Korea under the Patent Cooperation Treaty (collectively, the “Rego Technology”).

II. Licensed Technology
Pursuant to the terms and conditions of this Agreement, Licensor licenses the Rego Technology, together with Licensor’s Master/Sub account patent that enables its COPPA compliant payment architecture; its Dot.Net code 360,000 lines which run the back-end of its payments platform for OINK and other payment platforms, the mobile application both Android, IOS and web app, website, the OINK brand, and all other intellectual property related to OINK (hereinafter the aforementioned technology and intellectual property rights are collectively referred to as the “Licensed Technology”).

The Licensed Technology shall be used solely for the purpose of developing the Zoom Payment Technology, which will be licensed by Licensee to the Operating Subsidiary pursuant to the Zoom Payment Technology License solely for the purpose of conducting the Zoom Business. Licensor reserves the right to utilize any portion or all of the Licensed Technology, directly or indirectly, on its own behalf or in conjunction with others including, without limitation, entering into any license or sublicense arrangement with any third party for any purpose whatsoever provided that such purpose does not violate the provisions of Section 4.